Exhibit 21.1

Subsidiaries of SunPower Corporation

Subsidiary Name	Jurisdiction
Greater Sandhill I, LLC	Delaware
Helios Solar Star A-1 Company	Novia Scotia, Canada
Helios Solar Star A-1, L.P.	Novia Scotia, Canada
High Plains Ranch I, LLC	Delaware
High Plains Ranch II, LLC	Delaware
MS Solar Star I, LLC	Delaware
Pluto Acquisition Company LLC	Delaware
Solar Service S.r.l.	Italy
Solar Star ATI Fountain Grove, LLC	Delaware
Solar Star Estancia I, LLC	Delaware
Solar Star HI Air, LLC	Delaware
Solar Star HP I, LLC	Delaware
Solar Star I, LLC	Delaware
Solar Star II, LLC	Delaware
Solar Star Koyo I, LLC	Delaware
Solar Star LC I, LLC	Delaware
Solar Star Mervyns I, LLC	Delaware
Solar Star MW III, LLC	Delaware
Solar Star MW IV, LLC	Delaware
Solar Star MWHI I, LLC	Delaware
Solar Star Rancho CWD I, LLC	Delaware
Solar Star TM Innovations, LLC	Delaware
Solar Star TMI, LLC	Delaware
Solar Star TO, LLC	Delaware
Solar Star YC, LLC	Delaware
SPWR Energias Renovaveis Unipessoal Limitada	Portugal
SunPower Corporation (Switzerland) Sarl	Switzerland
SunPower Corporation, Systems	Delaware
SunPower Energy Systems Canada Corporation	Novia Scotia, Canada
SunPower Energy Systems Italy S.r.l.	Italy
SunPower Energy Systems Spain, S.L.	Spain
SunPower GmbH	Germany
SunPower Italia S.r.l.	Italy
SunPower North America, Inc.	Delaware
SunPower Philippines Ltd. – Regional Operating Headquarters	Cayman Islands
SunPower Philippines Manufacturing Ltd.	Cayman Islands
SunPower Systems SA	Switzerland
SunPower Technology Ltd.	Cayman Islands

Joint Ventures of SunPower Corporation

Joint Venture Name	Jurisdiction
First Philec Solar Corporation	Philippines
Morgan Stanley SunPower Solar 2007 LLC	Delaware
Woongjin Energy Company, Ltd.	Korea

SunPower Corporation, Systems does business under the following names

Subsidiary	dba
SunPower Corporation, Systems	PowerLight Corporation
SunPower Corporation, Systems	SP Energy Systems
SunPower Corporation, Systems	SP Energy Systems Corporation
SunPower Corporation, Systems	SP Corporation, Systems
SunPower Corporation, Systems	SunPower Energy Systems